EXHIBIT 4.566

Final version

AMENDMENT AGREEMENT NO. 6

dated 7 NOVEMBER, 2012

for

CSI HUNGARY GYÁRTÓ ÉS KERESKEDELMI KORLÁTOLT FELELŐSSÉGŰ

TÁRSASÁG

as Chargor

and

WILMINGTON TRUST (LONDON) LIMITED

as Chargee

RELATING TO A

FIXED CHARGE AGREEMENT

DATED 29 JANUARY 2010 AS AMENDED ON 4 MAY 2010, 16

NOVEMBER 2010, 1 FEBRUARY 2011, 9 FEBRUARY 2011

AND 8 SEPTEMBER 2011

The taking of this document or any certified copy of it or any document which constitutes substitute documentation for it, or any document which includes written confirmations or references to it, into Austria as well as printing out any e-mail communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee may cause the imposition of Austrian stamp duty. Accordingly, keep the original document as well as all certified copies thereof and written and signed references to it outside of Austria and avoid printing out any email communication which refers to any Loan Document in Austria or sending any e-mail communication to which a pdf scan of this document is attached to an Austrian addressee or sending any e-mail communication carrying an electronic or digital signature which refers to any Loan Document to an Austrian addressee.

Final version

THIS AMENDMENT AGREEMENT (the “Agreement”) is made on 7 November, 2012

BETWEEN:

(1)	CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelősségű Társaság, a limited liability company incorporated under the laws of Hungary, having its registered office as at the date of this Agreement at Berényi út 72-100., 8000 Székesfehérvár, Hungary, registered with the Fejér County Court acting as court of registration under registration number Cg. 07-09-013757, as chargor under this Agreement (hereinafter referred to as the “Chargor”);

and

(2)	Wilmington Trust (London) Limited, having its Registered office at Third Floor, 1 King’s Arms Yard, London, EC2R 7AF, the United Kingdom, acting as chargee under this Agreement, in its capacity as collateral agent acting on behalf and for the benefit of the Secured Parties (as defined below), as appointed under the First Lien Intercreditor Agreement (as defined below) and authorised to represent their joint and several rights in connection with this Agreement (hereinafter, with its successors, permitted transferees and permitted assigns in such capacity, referred to as the “Collateral Agent” or the “Chargee”);

(1) and (2) are together hereinafter referred to as the “Parties” and “Party” means any of them, as the context may require.

RECITALS:

(A)	The Parties hereby declare that the Fixed Charge Agreement (as defined below) was originally concluded on 29 January 2010 between the Chargee and the Chargor, pursuant to both (i) the Credit Agreement and (ii) the 2009 Indenture (each as defined in the Fixed Charge Agreement), and the Fixed Charge Agreement was amended pursuant to, among others, (x) the 2010 Indenture, (y) the February 2011 Indenture and (z) the August 2011 Indenture (each as defined in the Fixed Charge Agreement).

(B)	In connection with the Credit Agreement, the 2009 Indenture, the 2010 Indenture, the February 2011 Indenture and the August 2011 Indenture, certain parties have entered into a first lien intercreditor agreement dated 5 November 2009 between, among others, The Bank of New York Mellon as trustee under the 2009 Indenture, Credit Suisse AG as representative under the Credit Agreement and each grantor party thereto, as subsequently amended by Amendment No. 1 and Joinder Agreement dated 21 January 2010, which added the Collateral Agent as a collateral agent under the First Lien Intercreditor Agreement (the “First Lien Intercreditor Agreement”).

(C)	Pursuant to an amendment no. 7 and incremental term loan assumption agreement dated 28 September 2012, and entered into between, among others, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC (formerly Reynolds Consumer Products Holdings Inc.), Closure Systems International Holdings Inc., SIG Euro Holding AG & Co. KGaA, SIG Austria Holding GmbH, Pactiv LLC (formerly Pactiv Corporation), Closure Systems International B.V., Beverage Packaging Holdings (Luxembourg) III S.à r.l., Evergreen Packaging Inc., Reynolds Consumer Products Inc., the lenders from time to time party thereto and Credit Suisse AG as administrative agent, the Credit Agreement has been amended and restated in the form of Schedule A attached thereto.

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(D)	Pursuant to an indenture (the “September 2012 Secured Notes Indenture”) dated 28 September 2012 and entered into among Reynolds Group Issuer Inc., Reynolds Group Issuer LLC and Reynolds Group Issuer (Luxembourg) S.A. as issuers (and, together, the “September 2012 Issuers”), The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, The Bank of New York Mellon, London Branch, as paying agent and Wilmington Trust (London) Limited as additional collateral agent, certain secured notes were issued by the September 2012 Issuers on28 September 2012.

(E)	The obligations in respect of the September 2012 Secured Notes Indenture and any Senior Secured Note Documents (as defined therein) have been designated as “Additional Obligations” under, and in accordance with, section 5.02(c) of the First Lien Intercreditor Agreement.

(F)	As a consequence of the above, the Parties agreed to amend the Fixed Charge Agreement and enter into this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Fixed Charge Agreement” means the fixed charge agreement concluded in the form of a notarial deed dated 29 January 2010, as amended on 4 May 2010, 16 November 2010, 1 February 2011, 9 February 2011 and 8 September 2011 between the Chargor and the Chargee.

1.2	Incorporation of defined terms

(a)	Unless a contrary indication appears, a term defined in the First Lien Intercreditor Agreement and in the Fixed Charge Agreement has the same meaning in this Agreement and in any notice given under this Agreement.

(b)	The principles of construction set out in the Fixed Charge Agreement shall have effect as if set out in this Agreement.

1.3	Clauses

In this Agreement any reference to a “Clause” or a “Schedule” is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.

2.	AMENDMENTS TO THE FIXED CHARGE AGREEMENT

With effect from the date of this Agreement:

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(a)	The definition of “Credit Agreement” in clause 1.1 (Definitions) of the Fixed Charge Agreement shall be replaced with the following wording:

““Credit Agreement” means the Credit Agreement dated as of 5 November 2009, among Closure Systems International B.V., Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings Inc., SIG Euro Holding AG & Co. KGaA, Closure Systems International Holdings Inc. and SIG Austria Holding GmbH as borrowers, Reynolds Group Holdings Limited, the lenders from time to time party thereto and Credit Suisse AG (formerly known as Credit Suisse), as administrative agent, as amended, extended, restructured, renewed, novated, supplemented, restated, refunded, replaced or modified from time to time (including, without limitation by amendment no. 7 and incremental term loan assumption agreement dated 28 September 2012 entered into between, among others, Reynolds Group Holdings Inc., Reynolds Consumer Products Holdings LLC (formerly Reynolds Consumer Products Holdings Inc.), Closure Systems International Holdings Inc., SIG Euro Holding AG & Co. KGaA, SIG Austria Holding GmbH, Closure Systems International B.V., Pactiv LLC (formerly Pactiv Corporation), Beverage Packaging Holdings (Luxembourg) III S.à r.l., Evergreen Packaging Inc., Reynolds Consumer Products Inc., the lenders from time to time party thereto and Credit Suisse AG as administrative agent, attached as Part I of Schedule 1 (Credit Agreement) to this Agreement.”

(b)	The definition of “Loan Documents” in clause 1.1 (Definitions) of the Fixed Charge Agreement shall be replaced with the following wording:

““Loan Documents” means the “Credit Documents” under, and as defined in, the First Lien Intercreditor Agreement and any other document designated by the Loan Parties’ Agent and the Collateral Agent as a Loan Document (including also the documents attached to Schedule 1 to this Agreement).”

(c)	The definitions of “May 2010 Incremental Assumption and Amendment Agreement”, “September 2010 Incremental Assumption and Amendment Agreement”, “February 2011 Incremental Assumption and Amendment Agreement” and “August 2011 Incremental Assumption and Amendment Agreement” shall be deleted in clause 1.1 (Definitions) of the Fixed Charge Agreement.

(d)	Where reference is made in the Fixed Charge Agreement to Schedule 3, it shall be replaced with, and interpreted as being reference to, Schedule 1 of the Fixed Charge Agreement.

(e)	The following new definitions shall be inserted in clause 1.1 (Definitions) of the Fixed Charge Agreement in alphabetical order:

““September 2012 Issuers” means the “Issuers” under, and as defined in, the September 2012 Secured Notes Indenture, including their successors in interest.”

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““September 2012 Secured Notes Indenture” means the indenture dated 28 September 2012, among the September 2012 Issuers and The Bank of New York Mellon, as trustee, principal paying agent, transfer agent, registrar and collateral agent, The Bank of New York Mellon, London Branch, as paying agent and Wilmington Trust (London) Limited, as additional collateral agent, as amended, extended, restructured, renewed, refunded, novated, supplemented, restated, replaced or modified from time to time, attached as Part X of Schedule 1 (September 2012 Secured Notes Indenture) to this Agreement.”

(f)	Clause 2.1 (i) of the Fixed Charge Agreement shall be replaced in its entirety with the following wording:

“(i)	USD 9,605,000,000 (that is nine billion six hundred and five million U.S. $) and EUR 830,000,000 (that is eight hundred and thirty million euro) (the “Secured Principal”); plus

(g)	Part I of Schedule 1 (Credit Agreement) of the Fixed Charge Agreement shall be replaced with Schedule A (Part I of Schedule 1 (Credit Agreement)) of this Agreement.

(h)	The content of Part IV of Schedule 1 (Incremental Assumption and Amendment Agreement) of the Fixed Charge Agreement shall be deleted. Under the title “Part IV” a statement should be inserted that the content of such Part IV have been “intentionally left blank”.

(i)	The content Part VII of Schedule 1 (February 2011 Incremental Assumption and Amendment Agreement) of the Fixed Charge Agreement shall be deleted. Under the title “Part VII” a statement should be inserted that the content of such Part VII have been “intentionally left blank”.

(j)	The content of Part IX of Schedule 1 (August 2011 Incremental Assumption and Amendment Agreement) of the Fixed Charge Agreement shall be deleted. Under the title “Part IX” a statement should be inserted that the content of such Part IX have been “intentionally left blank”.

(k)	Schedule 1 of the Fixed Charge Agreement shall be supplemented with Schedule B (Part X of Schedule 1 (September 2012 Secured Notes Indenture)) of this Agreement.

(l)	Schedule 2 (Machinery and Equipment) of the Fixed Charge Agreement shall be replaced with Schedule C (Schedule 2 (Machinery and Equipment)) of this Agreement.

3.	CONTINUITY AND FURTHER ASSURANCE

3.1	Continuing obligations

The provisions of the Fixed Charge Agreement shall, save as amended by this Agreement, continue in full force and effect.

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3.2	Registration of the amendments

The Parties hereby request the public notary to register the changes in the registered data of the Fixed Charge in the Registry of Charges (i.e. the change in the maximum aggregate framework security amount of the Obligations). The Parties agree that any filing to be made with any authority under this Agreement will serve for the sole purpose of administering the amendment to the Fixed Charge Agreement, and shall not serve for the purpose of any re-registration of the Fixed Charge. In addition, this Agreement and any filing to be made under this Agreement shall not in any way affect the ranking and the establishment date of the Fixed Charge.

3.3	Further assurance

The Chargor shall, at the reasonable request of the Chargee and at its own expense, do all such acts and things necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

4.	INCORPORATION OF TERMS

The provisions of clause 7 (Remedies and waivers), clause 8 (Severability), clause 12 (Notices) and clause 14 (Jurisdiction) of the Fixed Charge Agreement shall be incorporated into this Agreement as if set out in full in this Agreement and as if references in those clauses to “this Agreement” are references to this Agreement.

5.	GOVERNING LAW

This Agreement is governed by Hungarian law.

6.	RIGHTS OF THE COLLATERAL AGENT

Notwithstanding anything contained herein, the Parties agree that this Agreement shall be deemed a “Security Document” for the purposes of and as defined in the First Lien Intercreditor Agreement (and for no other purpose) and accordingly each of the protections, immunities, rights, indemnities and benefits conferred on the Collateral Agents under the Fixed Charge Agreement and the First Lien Intercreditor Agreement shall continue in full force and effect and shall apply to this Agreement as if set out in full herein.

[Certification of the Public Notary and the related powers of attorney inserted]

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Final version

SCHEDULE A

“SCHEDULE 1

Part I

CREDIT AGREEMENT”

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Final version

SCHEDULE B

“SCHEDULE 1

Part X

SEPTEMBER 2012 SECURED NOTES INDENTURE”

(To Be Inserted)

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SCHEDULE C

“SCHEDULE 2

MACHINERY AND EQUIPMENT”

Tag Number	Asset Identification	Description
2531542-002500	40006728	AIR CONDITION SYSTEM CSI Hungary, building 56’
2531631C034500	40006833	(ALCATRAZ ) – Injection Molding

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Final version

SIGNATURES

CSI Hungary Gyártó és Kereskedelmi Korlátolt Felelősségű Társaság—as Chargor

By:

Wilmington Trust (London) Limited—as Chargee

By:

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